Exhibit 10.9

TERM SHEET FOR "THE MANUSCRIPT"

February 21, 2017

MJW Media, Inc.	Zero Gravity Management
1166 E Warner Rd #101-B	11110 Ohio Avenue #100
Gilbert, AZ 85296	Los Angeles, CA 90025

The following are the terms and conditions for the Financing and Co-Production Agreement for the film currently titled THE MANUSCRIPT (the "Film") between MJW Media, Inc. (MJW) and Zero Gravity Management (ZG):

1.	The Film:	The Manuscript

2.	Rights Holder/Producer:	Zero Gravity Management

3.	Financier/Producer:	MJW Media

4.	Company Credits:	MJW to receive 1st position Presentation and Production Company credits with animated logo ZG to receive 2I'd position Presentation and Production Company credits with animated logo

5.	Individual Credits:	Mark Williams to receive the 1st position Producer credit. Mike Witherill and Joe Mundo to receive the 21'd and 3rd position Producer credits. MJW to be able to designate 2 Executive Producer credits. ZG to be able to designate 1 Executive Producer credit and 1 Co-Producer credit. Any other producer designations must be mutually agreed upon by MJW and ZG.

6.	Producer's Net Profit Pool:	MJW and ZG will split the Producer's 50 point Net Profit pool 25/25. Third party Net Profit participants will be taken off the top pro rata pari passu. ZG will have a floor of 15 points. Both MJW and ZG will make best efforts to limit the amount of Net Profit points given out to third party participants.

7.	Producer Travel, Per Diem, Premiere Tiks etc:	MFN for MJW and ZG. Mutual approval (MJW tie- break) on additional members of ZG (beyond Mark Williams) receiving this MFN distinction.

EXECUTION VERSION

8.	Nature of Financing:	100% including but not limited to financing Foreign pre-sales, Sales Estimates, Tax Credit and Equity.

9.	Source of Financing:	Financing will be provided through City National Bank.

10.	Investment Return:	Market rates on all non-equity financing. Principal and 20% interest on all equity financing to be returned prior to any deferrals and before any profit participation.

11.	Investor's Net Profit Pool:	MJW will own all 50 Investor Net Profit pool points.

12.	Owner of Copyright:	MJW Media, Inc.

13.	Right of Assignment:	MJW Media, Inc. reserves the right to assign this agreement and the rights herein to an entity created specifically for this film.

14.	Foreign Sales Company:	Mutual Approval (MJW tie-break). Highland Film Group is pre-approved

15.	Domestic Distributor:	Mutual Approval (MJW tie-break).

16.	Cast:	Mutual Approval (MJW tie-break).

17.	Budget:	Mutual Approval (MJW tie-break). $15mil+ target. MJW to commission and budget and schedule.

18.	Locked Script:	Mutual Approval (MJW tie-break).

19.	Final Cut:	Mutual Approval (NRG Test Screenings as tie-break)

20.	Collection Company:	Mutual Approval (MJW tie-break).

21.	Bond Company:	Mutual Approval (MJW tie-break).

22.	Shooting Location:	Mutual Approval (MJW tie-break).

23.	Press Release/Announcement:	Mutual Approval on language contained in any press release and/or announcement made about this film.

24.	Director:	Mikael Hafstrom is approved. If unavailable, true Mutual Approval from MJW and ZG on a replacement.

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EXECUTION VERSION

25.	MJW Producer Fee:	MJW to receive a 5% Producer fee upfront with a floor of $750k and a ceiling of S1.5mil. MJW will receive a deferral fee equal to the difference between the collected upfront fee and $1.5mil. (i.e. if MJW receives a $900k Producer Fee upfront, MJW will then receive a $600k deferral fee if the film makes enough profit to cover it)

26.	ZG Producer Fee:	ZG to receive a 5% Producer fee upfront with a true floor of $750k and a ceiling of $1.5mil. ZG will receive a deferral fee equal to the difference between the collected upfront fee and $1.5mil. (i.e. if ZG receives a $900k Producer Fee upfront, ZG will then receive a $600k deferral fee if the film makes enough profit to cover it)

27.	MJW Financing Fee:	MJW to receive a 4% Financing Fee. MJW will defer 1% of this fee to the deferral pool. MJW's 3% upfront amount will be capped at $500k.

28.	Deferral Pool Waterfall Position:	All deferrals to be MFN definition and to be paid out pro rata pari passu with all deferral participants after MJW has received its investment and 20% interest premium.

29.	Condition Precedent:	ZG to re-up the option on the script. Previous terms provided by ZG to MJW are approved.

30.	Binding Terms and Exclusivity:	Once an authorized member of both MJW and ZG executes this Term Sheet, the terms contained herein are binding. MJW and ZG will share the exclusive right to Package, Finance and Produce the Film.

31.	Confidentiality:	The terms of this Term Sheet are strictly confidential and both MJW and ZG agree not to disclose the terms contained herein to any third party without the prior written consent of the each other except that either party may disclose such terms to its officers, directors, attorneys, other advisors, also governmental entities and other parties with a right to access such information, including guilds or parties required by law.

32.	Long Form:	MJW and ZG will enter into a long form agreement based around the terms contained in this Term Sheet. This Term Sheet, once executed allows for both MJW and ZG to begin working on packaging the film.

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EXECUTION VERSION

33.	Expiration Date:	The terms of this agreement will expire 12 months from the date of execution. Term will automatically extend to accommodate for attached actor availability and/or if a specific Hard Start Date has been set by the production.

Agreed and Accepted

MJW MEDIA, INC.		ZERO GRAVITY MANAGEMENT

By:	/s/ Michael Witherwill	By:	/s/ Mark Williams

Manager
	Authorized Signatory		Authorized Signatory

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